UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2015 (August 2, 2015)

PartnerRe Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation or Organization)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 2, 2015, PartnerRe Ltd. (“PartnerRe” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Exor N.V., a Dutch public limited liability company (naamloze vennootschap) (“Parent”), Pillar Ltd., a Bermuda exempted company and a wholly owned subsidiary of Parent (“Merger Sub”) and, solely with respect to Sections 4.01 to 4.05, 6.13 and Section 9.13 of the Merger Agreement, EXOR S.p.A., a società per azioni organized under the laws of the Republic of Italy (“Parent Guarantor”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into PartnerRe (the “Merger”), with PartnerRe continuing as the surviving company and a wholly owned subsidiary of Parent (the “Surviving Company”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each PartnerRe common share issued and outstanding immediately prior to the Effective Time (excluding any PartnerRe common share held by PartnerRe, EXOR or a subsidiary of PartnerRe (other than shares held by a wholly owned subsidiary of PartnerRe) or EXOR) (holders of such common shares being the “Relevant PartnerRe Common Shareholders”) shall automatically be cancelled and converted into the right to receive $137.50 in cash per common share (the “Consideration”). Additionally, pursuant to the Merger Agreement, PartnerRe will declare and pay a one-time extraordinary cash dividend to the Relevant PartnerRe Common Shareholders in the amount of $3.00 per common share, which dividend shall only become payable, and such payment shall be conditioned, upon the occurrence of the Effective Time.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each outstanding PartnerRe share option, whether vested or unvested, shall be treated in accordance with its terms and, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to the product of (X) the total number of PartnerRe common shares subject to such option immediately prior to the Effective Time and (Y) the excess, if any, of the Consideration over the exercise price per PartnerRe common share of such cancelled option, less applicable withholding taxes, (ii) each outstanding PartnerRe share appreciation right, whether vested or unvested, shall be treated in accordance with its terms and, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to the product of (X) the total number of PartnerRe common shares subject to such share appreciation right immediately prior to the Effective Time and (Y) the excess, if any, of the Consideration over the exercise price per PartnerRe common share of such cancelled share appreciation right, less applicable withholding taxes and (iii) each other share-based award granted by PartnerRe (including restricted share units and performance share units) that under its terms becomes fully vested and settled as of the Effective Time shall vest and be settled in accordance with its terms (and any such performance share units will vest and settle as if the maximum performance were achieved), and each PartnerRe common share delivered in settlement thereof shall be eligible to receive the Consideration. In addition to the Consideration, each holder of PartnerRe share options, share appreciation rights or other share-based awards will be entitled to receive the one-time extraordinary cash dividend in respect of each PartnerRe common share subject to such award, subject to and in accordance with the terms of the applicable grant or award agreement (and the number of PartnerRe common shares underlying each performance share unit award will be determined as if the maximum performance were achieved).

The Merger Agreement provides that each PartnerRe preferred share issued and outstanding at the Effective Time will remain outstanding as preferred shares of the Surviving Company and will be entitled to the same dividend and other relative rights, preferences, limitations and restrictions as are now provided by the respective certificate of designation, preferences and rights of such PartnerRe preferred shares.

The Merger Agreement also provides that if PartnerRe obtains a private letter ruling from the Internal Revenue Service prior to the closing date of the Merger to the effect that (a) the issuance of the Exchange Securities (as defined below) will not result in the Exchange Securities being treated as “fast-pay stock” (within the meaning of Treasury Regulations Section 1.7701(l)-3(b)); (b) the Exchange Securities will not be part of a “fast-pay arrangement” (within the meaning of Treasury Regulations Section 1.7701(l)-3(b)); (c) the issuance or ownership of the Exchange Securities will not be treated as a “listed transaction” (within the meaning of Treasury Regulations Section 1.6011-4(b)(2)) (a “Listed Transaction”); (d) none of the Surviving Company or its shareholders will be treated as having “participated” (within the meaning of Treasury Regulations Section 1.6011-4(c)(3)) in a Listed

Transaction as a result of the issuance or ownership of the Exchange Securities; or (e) the Surviving Company and its shareholders will otherwise be deemed to have satisfied, or will not be subject to, the U.S. federal income tax requirements applicable to disclosure of Listed Transactions to the extent related to the issuance or ownership of the Exchange Securities (any of clauses (a) through (e), a “Ruling”), the Surviving Company will launch an exchange offer pursuant to which each of the preferred shareholders of the Surviving Company who tender their preferred shares will receive newly issued preferred shares of the Surviving Company reflecting a 100 basis point increase in the current applicable dividend rate, subject to certain exceptions contained in the existing preferred shares, an extended redemption date of the later of (i) the fifth anniversary of the date of issuance and (ii) January 21, 2021, and a restriction on payment of dividends on common shares to an amount not exceeding 67% of net income until December 31, 2020 (such securities, the “Exchange Securities,” and such exchange offer, the “Exchange Offer”). The terms of the Exchange Securities would be otherwise identical in all material respects to each PartnerRe preferred share issued and outstanding at the Effective Time.

The Merger Agreement provides that if PartnerRe does not obtain a Ruling prior to the closing date of the Merger, Parent Guarantor will pay, in lieu of the 100 basis point increase, approximately $47.2 million to holders of PartnerRe preferred shares as of the Effective Time. In this case, the Merger Agreement provides that the Surviving Company will launch an exchange offer pursuant to which each of the preferred shareholders of the Surviving Company who tender their preferred shares of the Surviving Company will receive newly issued preferred shares of the Surviving Company reflecting, subject to certain exceptions contained in the existing preferred shares, an extended redemption date of the later of (a) the fifth anniversary of the date of issuance and (b) January 21, 2021, and a restriction on payment of dividends on common shares to an amount not exceeding 67% of net income until December 31, 2020 (such securities, the “Alternate Exchange Securities”). The terms of the Alternate Exchange Securities would be otherwise identical in all material respects to each PartnerRe preferred share issued and outstanding at the Effective Time.

The board of directors of PartnerRe has unanimously approved the Merger Agreement and has agreed to recommend that PartnerRe shareholders adopt the Merger Agreement.

The Merger Agreement contains various customary representations and warranties of each of PartnerRe, Merger Sub, Parent and Parent Guarantor. PartnerRe has also agreed to various customary covenants, including, among others, covenants to conduct its businesses in the ordinary course and not to engage in certain kinds of transactions during the period between the execution of the Merger Agreement and the completion of the Merger.

Pursuant to the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York time) on September 14, 2015 (such period, the “Solicitation Period”), subject to customary terms and conditions, PartnerRe and its representatives may initiate, solicit or encourage alternative acquisition proposals from third parties and, provide nonpublic information to such third parties, participate in discussions and negotiations with such third parties regarding alternative acquisition proposals and, in certain circumstances, terminate the Merger Agreement and accept a superior proposal made to the Company during the Solicitation Period (the “Go-Shop Termination”).

Completion of the Merger is subject to various conditions, including, among others: (i) requisite approval of the shareholders of PartnerRe and (ii) receipt of various antitrust, insurance and other regulatory approvals.

The Merger Agreement contains certain termination rights for both PartnerRe and Parent, including if the Merger is not completed on or before August 2, 2016 and if the approval of the shareholders of PartnerRe is not obtained. The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, including termination of the Merger Agreement as a result of Parent’s failure to obtain the required regulatory approvals by August 2, 2016, Parent may be required to pay PartnerRe $225 million as partial reimbursement for the termination fee payable by PartnerRe to Axis Capital Holdings Limited (“AXIS”) in connection with the previously announced agreement and plan of amalgamation entered into between PartnerRe and AXIS on January 25, 2015 (as subsequently amended, the “Amalgamation Agreement”). Additionally, the Merger Agreement provides that if PartnerRe’s shareholders fail to approve the Merger absent a change in recommendation, PartnerRe may be required to pay Parent a fee of $55 million. If, however, an acquisition offer is publicly announced or disclosed with respect to PartnerRe before its shareholders’ failure to approve the Merger and PartnerRe enters into an acquisition agreement, a letter of intent or a similar arrangement or publicly announces such a transaction with a third party within 12 months after the termination of the Merger Agreement, PartnerRe may be required to pay an additional $195 million in fees to the other party. Further, PartnerRe may be required to pay $135 million in termination fees to Parent upon a Go-Shop Termination. In the event of a termination of the Merger Agreement where termination fees are payable by PartnerRe, PartnerRe may also be required to pay Parent and its affiliates an amount up to $35 million to reimburse Parent for its actual expenses in connection with the consideration, negotiation and implementation of the transactions contemplated by the Merger Agreement.

The foregoing summary of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms and conditions of which are incorporated herein by reference.

The Merger Agreement and the foregoing summary of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the PartnerRe, EXOR or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures made for purposes of allocating contractual risk between the parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of PartnerRe, EXOR or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of PartnerRe or EXOR.

Shareholder Information Letter

On August 2, 2015, PartnerRe, Parent Guarantor, Giovanni Agnelli e C. S.a.p.az (“GAC”), a limited partnership represented by shares (Societa’ in Accomandita per Azioni), and the majority and controlling shareholder of Parent Guarantor, and John Elkann, Chairman and CEO of Parent Guarantor and Chairman and partner of GAC, entered into a letter agreement (the “Shareholder Information Letter”), pursuant to which Parent Guarantor, GAC and Mr. Elkann each agrees to directly perform or cause to be performed Parent’s obligation under the Merger Agreement regarding the provision of all information concerning Parent’s, its affiliates and its affiliates’ officer, directors, employees and partners as necessary in connection with obtaining regulatory approvals required for consummation of the Merger Agreement.

The foregoing summary of the Shareholder Information Letter is not a complete description of all of the parties’ rights and obligations under the Shareholder Information Letter and is qualified in its entirety by reference to the full text of the Shareholder Information Letter, a copy of which is filed as Exhibit 10.1 hereto and the terms and conditions of which are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Termination Agreement

On August 2, 2015, PartnerRe and AXIS entered into a Termination Agreement (the “Termination Agreement”) to terminate their respective obligations under the Amalgamation Agreement (the “Termination”). Pursuant to the terms of the Termination Agreement, in consideration of the Termination, PartnerRe agreed to pay AXIS a termination fee of $315 million. The Termination Agreement also provides for the mutual release by the parties of all claims of each party under the Amalgamation Agreement.

The foregoing summary of the Termination Agreement is not a complete description of all of the parties’ rights and obligations under the Termination Agreement and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.2 hereto and the terms and conditions of which are incorporated herein by reference.

Item 8.01. Other Events.

On August 3, 2015, PartnerRe issued a press release announcing that it had entered into the Merger Agreement and the Termination Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 2, 2015, by and among Exor N.V., Pillar Ltd., PartnerRe Ltd. and, solely with respect to Sections 4.01 to 4.05, 6.13 and Section 9.13 , EXOR S.p.A.*
10.1	Shareholder Information Letter, dated August 2, 2015, by and among PartnerRe Ltd., EXOR S.p.A., Giovanni Agnelli e C. S.a.p.az and John Elkann
10.2	Termination Agreement, dated August 2, 2015, by and among PartnerRe Ltd. and Axis Capital Holdings Limited.
99.1	Press Release, dated August 3, 2015

* The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. PartnerRe will furnish copies of such schedules to the SEC upon its request; provided, however, that PartnerRe may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between PartnerRe Ltd. (“PartnerRe”) and Exor S.p.A. and certain of its affiliates (collectively, “EXOR”). In connection with this proposed business combination, PartnerRe and/or EXOR may file one or more proxy statements, proxy statement/prospectus or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, proxy statement/prospectus or other document PartnerRe and/or EXOR may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PARTNERRE ARE URGED TO READ THE PROXY STATEMENT(S), PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) of PartnerRe (if and when available) will be mailed to shareholders of PartnerRe. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by PartnerRe through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PartnerRe will be available free of charge on PartnerRe’s internet website at http://www.partnerre.com or by contacting PartnerRe’s Investor Relations Director by email at robin.sidders@partnerre.com or by phone at 1-441-294-5216.

Participants in Solicitation

PartnerRe, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of PartnerRe is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 1, 2014, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which was filed with the SEC on July 31, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on January 29, 2015, May 16, 2014 and March 27, 2014.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between PartnerRe and EXOR are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “illustrative,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about PartnerRe and EXOR, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in PartnerRe’s most recent reports on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•      the failure to obtain the approval of shareholders of PartnerRe in connection with the proposed transaction;

•      the failure to consummate or delay in consummating the proposed transaction for other reasons;

•      the timing to consummate the proposed transaction;

•      the risk that a condition to closing of the proposed transaction may not be satisfied;

•      the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; and

•      the diversion of management time on transaction-related issues.

PartnerRe’s forward-looking statements are based on assumptions that PartnerRe believes to be reasonable but that may not prove to be accurate. PartnerRe cannot guarantee future results, level of activity, performance or achievements. Moreover, PartnerRe assumes no responsibility for the accuracy and completeness of any of these forward-looking statements. PartnerRe assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	August 3, 2015	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Chief Legal Counsel

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 2, 2015, by and among Exor N.V., Pillar Ltd., PartnerRe Ltd. and, solely with respect to Sections 4.01 to 4.05, 6.13 and Section 9.13 , EXOR S.p.A.
10.1	Shareholder Information Letter, dated August 2, 2015, by and among PartnerRe Ltd., EXOR S.p.A., Giovanni Agnelli e C. S.a.p.az and John Elkann
10.2	Termination Agreement, dated August 2, 2015, by and among PartnerRe Ltd. and Axis Capital Holdings Limited.
99.1	Press Release, dated August 3, 2015